UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania		19004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 21, 2021, Larimar Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers in a private placement (the “Private Placement”) 4,479,192 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and pre-funded warrants to purchase an aggregate of 2,616,856 shares of the Company’s Common Stock. Under the terms of the Purchase Agreement, the closing of the Private Placement is conditioned upon the satisfaction of certain customary closing conditions. Given that certain closing conditions did not occur, the Company delivered a notice to the Purchasers on May 25, 2021 terminating the Purchase Agreement.

Item 8.01	Other Events.

On May 25, 2021, the Company issued a press release providing an update on the status of its CTI-1601 Phase 1 clinical trials in patients with Friedreich’s ataxia (FA) and on its Private Placement, which the Company announced on May 21, 2021. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

99.1	Press Release of Larimar Therapeutics, Inc., dated May 25, 2021*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: May 26, 2021